SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 21, 2001



                               Movie Gallery, Inc.
             (Exact name of registrant as specified in its charter)




       Delaware                       0-24548                   63-1120122
(State or other jurisdiction  (Commission File Number)         (IRS Employer
 of  incorporation)                                       Identification Number)




        900 West Main Street
          Dothan, Alabama                                            36301
(Address of principal executive offices)                          (Zip Code)




                                 (334) 677-2108
              (Registrant's telephone number, including area code)


                              739 West Main Street
                              Dothan, Alabama 36301
          (Former name or former address, if changed since last report)






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This Form 8-K/A  amends and replaces  the Form 8-K filed  on January 4, 2002, by amending Item 2, Item 7(a) and Item 7(b) as set forth herein.

Item 2.  Acquisition or Disposition of Assets

Effective December 21, 2001, Movie Gallery, Inc. (the Company) acquired 100% of the newly issued common stock of the Reorganized Video Update, Inc. (VU) under its Plan of Reorganization (the Plan) which was confirmed by the United States Bankruptcy Court on December 20, 2001. VU had been operating under Chapter 11 of the United States Bankruptcy Code since its voluntary filing on September 18, 2000. The acquisition of the newly issued common stock of VU was in satisfaction of all amounts owed by VU under a $6.5 million debtor-in-possession financing agreement between VU and the Company. In addition, the Company purchased certain senior secured debt of VU for $8.5 million, funded amounts due to secured and unsecured creditors in accordance with confirmation of the Plan totaling approximately $6.0 million, and assumed other post-bankruptcy filing liabilities of VU. VU operates 332 video specialty stores in the United States and Canada, bringing the Company's consolidated store count to over 1,400 stores in 41 states and five Canadian provinces.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of business acquired

(b)  Pro forma financial information

Due to circumstances surrounding the bankruptcy and prior operations of VU, the Company has been unable to obtain audited financial statements of VU and is not certain, at this time, that audited financial statements will ever be available. The Company has discussed these circumstances with the Staff of the Securities and Exchange Commission (the Staff) and the Staff has agreed that audited pre-acquisition financial statements of VU for a period of one year would constitute substantial compliance with the requirements of this Form 8-K. The Staff has further agreed not to recommend any action against the Company based solely on the failure to file the required audited pre-acquisition financial statements and pro forma financial information. The Company is continuing to pursue all options to obtain one-year audited financial statements for VU but is uncertain when or if those financial statements will be available.

(c)   Exhibits

      2  Plan of Reorganization, as amended on December 18, 2001


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



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MOVIE GALLERY, INC.

Date:  January 7, 2002

                                            BY: /s/ J. Steven Roy
                                                -----------------
                                                J. Steven Roy
                                                Executive Vice President and
                                                Chief Financial Officer

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


                                  EXHIBIT INDEX



  2   Plan of Reorganization, as amended on December 18, 2001



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